UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
   _______________________________
Form 8-K
  _______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2018
  _______________________________
Hi-Crush Partners LP
(Exact name of registrant as specified in its charter)
   _______________________________
Delaware
(State or other jurisdiction of incorporation)

001-35630	90-0840530
(Commission File Number)	(IRS Employer Identification No.)

1330 Post Oak Blvd, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
(713) 980-6200
(Registrant’s telephone number, including area code)
  _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Hi-Crush Partners LP (the "Partnership") issued a press release on April 2, 2018 announcing the appointment of Scott J. Preston as Chief Operating Officer of Hi-Crush GP LLC (the "General Partner"), the general partner of the Partnership, effective April 2, 2018.
Prior to joining Hi-Crush, from 2016 to 2017, Mr. Preston, age 46, served simultaneously as Chief Operations Officer of Unimin Corporation, a producer of non-metallic industrial minerals including frac sand, and Chief Executive Officer of Winchester & Western Railroad, a multi-state freight railroad, within the Sibelco Group portfolio. At Unimin, he led all planning, operations, supply chain, procurement, and engineering, with a team of over 2,000 employees and contractors. From 2012 to 2016, Mr. Preston served as Vice President, Global Supply Chain & Chief Procurement Officer and then as Chief Supply Chain & Chief Procurement Officer at Tronox Incorporated, a global chemical company where he led all supply chain, procurement, and contract manufacturing operations across 8 countries. From 2000 to 2012, Mr. Preston held various senior-level supply, procurement, and planning positions, including for International Flavors & Fragrances, Scholastic Book Fairs Inc. and Pepsi Bottling Group.
In connection with Mr. Preston’s appointment as Chief Operating Officer, the Partnership, Hi-Crush Proppants LLC, and Hi-Crush Services LLC (the "Company") entered into an Employment Agreement (the "Employment Agreement") with Mr. Preston, effective April 2, 2018. The initial term of the Employment Agreement is one year from the effective date of such agreement, with automatic extensions for additional one-year periods unless either party provides at least sixty days’ advance written notice of the intent to terminate the Employment Agreement.
Mr. Preston will receive an initial annual base salary of $365,000 and is eligible to participate in any short-term incentive plans, long-term incentive plans, or other plans adopted for senior executives. He is eligible to participate in a discretionary short-term annual cash incentive plan with an initial annual incentive target value of 85% of base salary, and is also eligible to participate in the Hi-Crush Partners LP First Amended and Restated Long Term Incentive Plan (the "LTIP"), with his initial annual long term incentive award target value to be 165% of his base salary. The Employment Agreement provides that Mr. Preston will receive an initial grant of time-based vesting phantom units of the Partnership with a fair market value of $500,000 in May 2018 following final approval by the Board of Directors of the General Partner, with 100% of such phantom units to vest on the third anniversary of the date of grant. Mr. Preston will also receive relocation assistance to relocate to Houston, Texas.
Mr. Preston’s employment may be terminated by the Company with or without Cause (as defined in the Employment Agreement), by Mr. Preston for or without Good Reason (as defined in the Employment Agreement), due to Mr. Preston’s Disability (as defined in the Employment Agreement) or death, or due to expiration of the term of the Employment Agreement.
If Mr. Preston’s employment is terminated for Cause, the Company shall pay Mr. Preston the highest base salary from the date of his last paycheck through the date of termination, plus reimbursement of unpaid out-of-pocket expenses and the amount of any compensation previously earned by and payable to Mr. Preston in accordance with the terms of the Employment Agreement.
In the event Mr. Preston’s employment with the Company terminates for Performance (as defined in the Employment Agreement), the Company shall pay Mr. Preston a severance payment equal to 100% of his base salary, plus 100% of his annual short-term cash incentive that he would have earned for the entire fiscal year in which the termination of employment occurs at target level, as adjusted, payable over the twelve months following termination in installments, and the Company will accelerate the vesting of a prorated amount of Mr. Preston’s then-outstanding time-based vesting phantom units, determined based on the length of time that Mr. Preston remained employed during the vesting period of the applicable phantom unit award.
If the Company terminates Mr. Preston’s employment following the first two (2) years of his employment, other than for Cause, for Performance, disability, or death, the Company shall pay Mr. Preston a severance payment equal to 100% of his base salary plus 100% of the his short-term annual incentive that he would have earned for the entire fiscal year in which the termination of employment occurs at target level, as adjusted, payable over the twelve months following termination in installments, and the Company will accelerate the vesting of a prorated amount of Mr. Preston’s then-outstanding time-based vesting phantom units, determined based on the length of time that he remained employed during the vesting period of the applicable phantom unit award.
If Mr. Preston terminates employment or does not renew the term of the Employment Agreement for Good Reason or if, during the first two (2) years of his employment, the Company terminates Mr. Preston’s employment other than for Cause, for Performance, disability, or death, the Company shall pay Mr. Preston a severance payment equal to 100% of his base salary, plus 100% of his annual short-term cash incentive and long-term incentive he would have earned for the entire fiscal year in which the termination of employment occurs at target level, as adjusted, payable over the twelve months following termination in installments, and the Company will accelerate the vesting of a prorated amount of the then-outstanding time-based vesting phantom units, determined based on the length of time that Mr. Preston remained employed during the vesting period of the applicable phantom unit award.

If Mr. Preston terminates his employment during the term other than for Good Reason, the Company is obligated to pay Mr. Preston the highest base salary from the date of his last paycheck through the Date of Termination, plus reimbursement of unpaid out-of-pocket expenses, and the amount of any compensation previously earned by and payable to Mr. Preston in accordance with the terms of the Employment Agreement.
If Mr. Preston’s employment is terminated due to his disability or his death, the Company shall pay his base salary through the date of termination at the rate in effect on the date of termination or, if higher, at the highest rate in effect at any time from the 90-day period preceding the effective date through the date of termination and a lump sum payout for his unused, accrued PTO as of the date of termination, in a lump sum in cash within 30 days of the date of termination.
If Mr. Preston’s termination is due to a Change of Control (as defined in the LTIP), all awarded but not yet vested long term incentives will vest in accordance with the terms and conditions of the applicable award agreement.
In addition, under the Employment Agreement, Mr. Preston will be subject to restrictions on competition and solicitation during his employment and for a period of one year thereafter. The Employment Agreement also contains standard confidentiality covenants.
The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full and complete text of the Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.
There are no arrangements or understandings between Mr. Preston and any other person pursuant to which he was selected to be Chief Operating Officer. There are no family relationships between Mr. Preston and any of the Partnership’s or General Partner’s officers or directors. There are no transactions between Mr. Preston and the Partnership that would be required to be reported under Item 404(a) of Regulation S-K.
As a result of Mr. Preston’s appointment as Chief Operating Officer, Robert E. Rasmus will cease to be the principal operating officer of the Partnership as of April 2, 2018, but will continue in his role as Chief Executive Officer.

Item 7.01 - Regulation FD Disclosure
A copy of the press release announcing the appointment described in Item 5.02 is attached as Exhibit 99.1 to this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, and including Exhibit 99.1 furnished herewith, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall such be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Description

10.1*	Employment Agreement, dated April 2, 2018, by and between Hi-Crush Services LLC, Hi-Crush Partners LP, Hi-Crush Proppants LLC, and Scott J. Preston
99.1+	Press Release issued on April 2, 2018.
*    Filed Herewith
+    Furnished Herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hi-Crush Partners LP

		By:	Hi-Crush GP LLC, its general partner

Date:	April 2, 2018	By:	/s/ Laura C. Fulton
Laura C. Fulton
Chief Financial Officer